Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Avalo Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Rule 457 (c) and Rule 457(h)(1)	1,300,000 shares	$18.02	$23,419,500	$0.0001381	$3,235
Total Offering Amounts			1,300,000 shares		$23,419,500		$3,235
Total Fee Offsets							$—
Net Fee Due							$3,235

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of Avalo Therapeutics, Inc.’s common stock, par value $0.001 per share (the “Common Stock”), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Registrant’s common stock on the Nasdaq Capital Market on October 31, 2025.